                                                                EXHIBIT 4.30






--------------------------------------------------------------------------------




                                PLD TELEKOM INC.

                                       and

                              THE BANK OF NEW YORK,
                                        as Trustee




                            ------------------------




                 SECURITY AGREEMENT (INVENTORY AND RECEIVABLES)





                            ------------------------





                          Dated as of November 26, 1997



--------------------------------------------------------------------------------

                      SECURITY AGREEMENT (INVENTORY AND RECEIVABLES) dated as of
               November 26, 1997, entered into between PLD TELEKOM INC., a Delaware corporation (the "Grantor") and THE BANK OF NEW YORK, a New York banking corporation, as trustee (in such capacity, the "Trustee") under the Trust Agreement (as hereinafter defined) for the holders of the Notes (as hereinafter defined)


        1. Revolving Credit Agreement, Notes and Trust Agreement. This Agreement is made pursuant to (a) the Revolving Credit Note and Warrant Agreement, dated as of the date hereof (the "Revolving Credit Agreement"), between the Grantor, on the one hand, and The Travelers Insurance Company and The Travelers Indemnity Company (collectively, the "Lenders"), on the other, providing, among other things, for (i) the commitment of the Lenders to make Series A Revolving Credit Loans from time to time to the Grantor in an aggregate principal amount not exceeding $12,400,000 (the "Series A Revolving Credit Loans") and Series B Revolving Credit Loans from time to time to the Grantor in an aggregate principal amount not exceeding $3,100,000 (the "Series B Revolving Credit Loans") and (ii) the issuance and delivery by the Grantor to the Lenders of its 12% Series A Revolving Credit Notes due December 31, 1998 in the aggregate principal amount of $12,400,000 to evidence the obligation of the Grantor to repay Series A Revolving Credit Loans from time to time outstanding in accordance therewith (such notes, including all notes issued in substitution or exchange therefor pursuant to the Revolving Credit Agreement, being referred to herein as the "Series A Notes") and its 12% Series B Revolving Credit Notes due September 30, 1998 in the aggregate principal amount of $3,100,000 to evidence the obligation of the Grantor to repay Series B Revolving Credit Loans from time to time outstanding in accordance therewith (such notes, including all notes issued in substitution or exchange therefor pursuant to the Revolving Credit Agreement, being referred to herein as the "Series B Notes") and (b) the Trust Agreement, dated as of the date hereof (the "Trust Agreement"), between the Grantor and the Trustee, pursuant to which the Trustee has agreed to hold certain collateral, including the Collateral (as defined in Section 2 hereof) for the benefit of, among others, the holders of the Series A Notes and the Series B Notes. The Series A Revolving Credit Loans and the Series B Revolving Credit Loans are herein sometimes collectively referred to as the "Revolving Credit Loans"; the Series A Notes and the Series B Notes are herein sometimes collectively referred to as the "Notes"; the holders of the Notes are herein sometimes collectively referred to as the "Noteholders"; the Revolving Credit Agreement, the Trust Agreement, this Agreement and the other Security Documents (as defined in Section 3 of the Trust Agreement) and all other related agreements and documents issued or delivered under or pursuant to the Revolving Credit Agreement or this Agreement, in each case as the same may be amended or otherwise modified and in effect from time to time, are herein sometimes referred to collectively as the "Revolving Credit Documents".

        The obligation of the Lenders to make Revolving Credit Loans under the Revolving Credit Agreement is conditioned on the execution and delivery by the Grantor of a security agreement in the form hereof to secure (a) the due and punctual payment by the Grantor of the principal of and interest on, and Additional Amounts (if any) and Commitment Fees with respect to, the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for repayment or otherwise, (b) the due and punctual payment of all other indebtedness and all other monetary obligations (including, without limitation, indemnities and expenses) of the Grantor under and in accordance with the Revolving Credit Agreement, the Trust Agreement and the other Revolving Credit Documents, and (c) the due and punctual performance of all other obligations under the Revolving Credit Agreement, the Notes, the Trust Agreement, this Agreement and the other Security Documents (all of the foregoing obligations being collectively called the "Obligations").

        2. Definitions. All capitalized terms used herein but not defined herein shall have the meanings set forth in the Revolving Credit Agreement. As used herein, the following terms shall have the following meanings:

               "Collateral" shall mean all (i) Receivables, (ii) Documents,
(iii) Inventory and (iv) Proceeds.

               "Documents" shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

               "Inventory" shall mean all present or future inventory in which the Grantor has any interest, including goods, wares and merchandise held for sale or lease or leased or furnished or to be leased or furnished under a contract of service and all of the Grantor's present and future raw materials, work in process, finished goods, parts, components, assemblies, and packing and shipping materials, wherever located, and documents of title representing any of the above.

               "Lenders" shall have the meaning set forth in Section 1.

               "Noteholders" shall have the meaning set forth in Section 1.

               "Notes" shall have the meaning set forth in Section 1.

               "Obligations" shall have the meaning set forth in Section 1.

               "Proceeds" shall mean any consideration received from the sale, exchange, lease or other disposition of any asset or property which constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include, without limitation, all cash and negotiable instruments received or held by any of the holders of the Notes pursuant to any lockbox or similar arrangement relating to the payment of Receivables and Inventory designated as contemplated by Section 15(a).

               "Receivable Debtor" shall mean any person who is or who may become obligated to the Grantor under, with respect to, or on account of, any Receivable.

               "Receivables" shall mean all of the following Property and interests in Property of the Grantor, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts, (ii) accounts receivable, including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance, including, without limitation, any payment received by the Grantor from any of its Subsidiaries, directly or indirectly, in respect of management, administration or any other services performed for such Subsidiary by the Grantor, (iii) all unpaid seller's or lessor's rights, including, without limitation, rescission, replevin, reclamation and stoppage in transit, relating to any of the foregoing or arising therefrom, (iv) all rights to any goods or merchandise represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods, (v) all reserves and credit balances with respect to any such accounts receivable or receivable debtors, (vi) all letters of credit, security or guarantees for any of the foregoing, (vii) all insurance policies or reports relating to any of the foregoing, (viii) all collection or deposit accounts relating to any of the foregoing, (ix) all proceeds of any of the foregoing, and (x) all books and records relating to any of the foregoing; provided, however, that there shall be excluded from any of the foregoing Existing Senior Note Collateral under the Existing Senior Note Collateral Documents as in effect on the date hereof and Existing Convertible Note Collateral under the Existing Convertible Note Collateral Documents as in effect on the date hereof in either such case which, but for this proviso, would constitute "Receivables" hereunder.

               "Revolving Credit Agreement" shall have the meaning specified in
Section 1.

               "Revolving Credit Documents" shall have the meaning specified in
Section 1.

               "Revolving Credit Loans" shall have the meaning specified in
Section 1.

               "Series A Notes" shall have the meaning specified in Section 1.

               "Series B Notes" shall have the meaning specified in Section 1.

               "Series A Revolving Credit Loans" shall have the meaning specified in Section 1.

               "Series B Revolving Credit Loans" shall have the meaning specified in Section 1.

               "Trust Agreement" shall have the meaning specified in Section 1.

        3. Security Interest. As security for the payment or performance, as the case may be, of the Obligations, the Grantor hereby creates and grants to the Trustee, its successors and its assigns, for the benefit of the holders of the Notes, their successors and their assigns, a security interest in the Collateral (the "Security Interest"). Without limiting the foregoing, the Trustee is hereby authorized, but not obligated, to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest without the signature of the Grantor, naming the Grantor as debtor and the Trustee as secured party.

        The Grantor agrees at all times to keep accurate and complete accounting records with respect to the Collateral, including, but not limited to, a record of all payments and Proceeds received.

        4. Further Assurances. The Grantor agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as are reasonably necessary or as the Trustee or a Requisite Percentage of All Holders (as defined in the Trust Agreement) may from time to time reasonably request for the better assuring and preserving of the security interests and the rights and remedies created hereby, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the security interests created hereby and the filing of any financing statements or other documents in connection herewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Trustee, duly endorsed in a manner reasonably satisfactory to the Trustee. The Grantor agrees promptly to notify the Trustee of any change in its corporate name or in the location of its chief executive office, its chief place of business or the office where it keeps its records relating to the Inventory and Receivables owned by it. The Grantor agrees promptly to notify the Trustee if any material portion of the Collateral is damaged or destroyed.

        5. Inspection and Verification. The Trustee and such persons as the Trustee may reasonably designate shall have the right, upon reasonable notice to the Grantor, at any reasonable time or times during the Grantor's usual business hours, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records), and the premises upon which any of the Collateral is located, to discuss the Grantor's relevant affairs with the officers of the Grantor and its independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, and condition of or any other matter relating to, the Collateral, including, in the case of Receivables or Collateral in the possession of a third person, contacting Receivable Debtors or a third person possessing such Collateral for the purpose of making such a verification.

        6. Taxes; Encumbrances. The Trustee, acting upon the direction of a Requisite Percentage of All Holders, shall discharge past due taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted under the Revolving

Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent the Grantor fails to do so as required by the Revolving Credit Agreement and solely to the extent that monies held by the Trustee on behalf of the Noteholders under the Trust Agreement are available therefor, and the Grantor agrees to reimburse the Trustee on demand for any payment made or any expense incurred by it pursuant to the foregoing authorization; provided, however, that nothing in this Section 6 shall be interpreted as excusing the Grantor from the performance of any covenants or other promises with respect to taxes, liens, security interests or other encumbrances and maintenance as set forth herein or in the Revolving Credit Agreement.

        7. Assignment of Security Interest. If at any time the Grantor shall take and perfect a security interest in any property of a Receivable Debtor or any other person to secure payment and performance of any Receivable, the Grantor shall promptly assign such security interest to the Trustee. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Receivable Debtor or other person granting the security interest.

        8. Representations and Warranties. The Grantor represents and warrants to the Trustee that:

               (a) Title and Authority. The Grantor has rights in and good title to the Collateral and has full power and authority to grant to the Trustee the Security Interest in the Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

               (b) Filings. Fully executed Financing Statements containing a description of the Collateral have been filed of record in every governmental, municipal or other office in every jurisdiction in which any portion of the Collateral is located, and other actions have been duly taken as necessary to publish notice of, and protect the validity of, and to establish a valid, legal and perfected security interest in favor of the Trustee in respect of the collateral in which a security interest may be perfected by filing in the United States and its territories and possessions, and no further or subsequent filing, refiling, recording, re-recording, registration or re-registration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements under the Uniform Commercial Code.

               (c) Validity of Security Interest. The Security Interest constitutes a valid, legal and perfected first priority security interest in all of the Collateral for payment and performance of the Obligations.

               (d) Information Regarding Names. The Grantor has disclosed in writing to the Trustee any trade names used to identify it in its business or in the ownership of its properties.

               (e) Absence of Other Liens. The Collateral is owned by the Grantor free and clear of any mortgage, pledge, security interest, lien, charge or other encumbrance of any nature whatsoever, except the security interest created by this Agreement or any other Security Document.

               (f) Description of Existing Inventory and Receivables. Attached hereto as Schedule A is description of each item of Inventory and Receivables of the Grantor as of the date hereof which has a value in excess of $50,000.

               (g) Survival of Representations and Warranties. All representations and warranties of the Grantor contained in this Agreement shall survive the execution, delivery and performance of this Agreement until the termination of this Agreement pursuant to Section 27(b).

        9. Records of Receivables; Delivery of Requested Information. The Grantor shall keep or cause to be kept records of Receivables which are accurate in all material respects. The Grantor agrees to supply the Trustee with such information regarding Inventory and Receivables as the Trustee may reasonably request from time to time.

        10. Documents of Title. The Grantor agrees immediately to deliver all documents of title (as such term is defined in the Uniform Commercial Code) to the Trustee or its designee upon the creation and issuance of such documents of title to maintain a valid, legal and perfected security interest in favor of the Trustee in respect of any and all Inventory. The Trustee agrees immediately to deliver, or cause to be delivered, such documents of title to the Grantor or its designee(s) upon the creation of Receivables relating to the Inventory covered by such documents of title.

        11. Protection of Security. The Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Trustee in the Collateral and the priority thereof, against any adverse mortgage, pledge, security interest, lien, charge or other encumbrance of any nature whatsoever not permitted under the Revolving Credit Agreement.

        12. Continuing Obligations of the Grantor. The Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement, interest or obligation relating to the Collateral granted hereunder, all in accordance with the terms and conditions thereof, and shall indemnify and hold harmless the Trustee from any and all such liabilities.

        13. Use and Disposition of Collateral. The Grantor shall make or permit to be made no assignment, pledge or hypothecation of the Collateral, and shall grant no other security interest in the Collateral. The Grantor shall not make or permit to be made any transfer of the Collateral, and shall remain at all times in possession thereof other than transfers to the Trustee pursuant to the provisions hereof, except that so long as no Event of Default shall have occurred and be continuing, the Grantor may use and dispose of the Collateral (and Proceeds therefrom) and collect or compromise the Receivables (and Proceeds therefrom) in any lawful manner not inconsistent with the provisions of this Agreement and of the Revolving Credit Agreement.

        14. Limitation on Modifications of Receivables. The Grantor will not, without the prior written consent of the Trustee (acting upon the direction of a Requisite Percentage of All Holders), grant any extension of the time of payment of any of the Receivables, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business; provided, however, that no such consent is required with respect to Receivables which in aggregate constitute obligations of $100,000 or less.

        15. Collections; Trustee's Appointment as Attorney-in-Fact. (a) Except as provided below, the Grantor shall have the right to collect all Receivables in the ordinary course of its business; provided, however, that (i) during the occurrence and continuation of an Event of Default, or (ii) upon the occurrence of a Material Adverse Change in the Business or Condition of the Company and its Restricted Subsidiaries, taken as a whole, since the Closing Date, the Grantor agrees, if the Trustee shall so request, (A) to arrange for remittances on any Receivables and sales of Inventory for cash and all prepayments, deposits and other advance payments in respect of sales of Inventory designated by the Trustee to be made directly to lockboxes or blocked accounts designated by the Trustee or in such other manner as the Trustee may direct, and (B) promptly to deposit all payments received by the Grantor on account of Receivables and sales of Inventory for cash and all prepayments, deposits and other advance payments in respect of sales of Inventory, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in one or more accounts designated by the Trustee in precisely the form received (but with any endorsements of the Grantor necessary for deposit or collection), subject to withdrawal by the Trustee only, as hereinafter provided, and until they are deposited, shall be deemed to be held in trust by the Grantor for and as the Trustee's property and shall not be commingled with the Grantor's other funds.

               (b) The Grantor hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor without notice to or assent thereof, and in the name of the Grantor or in its own name, from time to time, but only upon the occurrence of any event referred to in clauses (i) or (ii) of Section 15(a), for the purpose of carrying out the terms of this Agreement, for the use and benefit of the Trustee and the holders of the Notes, to take any and all appropriate action, in the Trustee's reasonable discretion, and to execute any and all documents and instruments which may be reasonably necessary or desirable in the judgment of the Trustee, and to do the following: (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to sign the name of the Grantor on any invoice or bill of lading relating to any of the Collateral; (iv) to send verifications of Receivables to any payor thereof; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to all or any of the Collateral;
(vii) to notify, or to require the Grantor to notify, the Receivable Debtors obligated on any or all of the Receivables to make payment thereof directly to the Trustee; and (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement. The powers conferred on the Trustee hereunder are solely to protect the Trustee's interests in the Collateral and shall not impose any duty upon the Trustee to exercise any such powers. The Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of the rights and powers hereunder and shall not be responsible to the Grantor for any act or failure to act, except for its own negligence or willful misconduct. It is understood and agreed that the appointment of the Trustee as the agent of the Grantor for the purposes set forth above in this Section 15 is coupled with an interest and is irrevocable. The provisions of this Section 15 shall in no event relieve the Grantor of any of its obligations hereunder or under the Revolving Credit Agreement with respect to the Collateral or any part thereof, or in any way limit the exercise by the Trustee or any Noteholder of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder or by law or otherwise.

        16. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, the Grantor agrees to deliver each item of Collateral to the Trustee on demand, and it is agreed that the Trustee shall have the right to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, the Grantor agrees that the Trustee shall have the right, subject to the mandatory requirements of current law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Trustee shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

        The Trustee shall give the Grantor 10 days' written notice (which the Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in New York) of the Trustee's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Trustee may fix and state in the notice

(if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Trustee may (in its sole and absolute discre tion) determine. The Trustee shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Trustee until the sale price is paid by the purchaser or purchasers thereof, but the Trustee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 16, any Noteholder may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of the Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Noteholder from the Grantor as a credit against the purchase price, and such Noteholder may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Trustee shall be free to carry out such sale pursuant to such agreement, and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Trustee shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Trustee may proceed by a suit or suits at law or in equity to foreclose the lien on the Security Interest and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court- appointed receiver.

        17. Application of Proceeds. The Trustee shall apply the proceeds of any collection or sale of the Collateral as set forth in the Trust Agreement. The Trustee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Trustee (including, without limitation, pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Trustee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Trustee or such officer or be answerable in any way for the misapplication thereof.

        18. Place of Business. (a) The Grantor agrees not to establish, or permit to be established, any location for the Collateral outside the State of New York unless all filings under the Uniform Commercial Code or otherwise which are required by the Revolving Credit

Agreement to be made with respect to the Collateral have been made and the Trustee has a valid, legal and perfected first priority security interest in the Collateral.

               (b) The Grantor agrees, at such reasonable time or times as the Trustee may request, promptly to prepare and deliver to the Trustee a duly certified schedule or schedules in form satisfactory to the Trustee, showing the identity, amount and location of any and all material Collateral.

               (c) The Grantor confirms that its chief executive office is located at 680 Fifth Avenue, 24th Floor, New York, New York 10019. The Grantor agrees not to change, or permit to be changed, the location of its chief executive office without giving 30 days' prior written notice to Trustee.

        19. Security Interest Absolute. All rights of the Trustee hereunder, the Security Interest, and all obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Revolving Credit Agreement, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Revolving Credit Agreement or any other agreement or instrument, (c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations, or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Obligations or in respect of this Agreement.

        20. No Waiver. No failure on the part of the Trustee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Trustee preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Trustee and the holders of the Notes shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

        21. Binding Agreement; Assignments. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that, except as otherwise permitted under the Revolving Credit Agreement, the Grantor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Trustee.

        22. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK

APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

        23. Notices. All communications and notices hereunder shalt be in writing and given as provided in Section 20 of the Trust Agreement.

        24. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

        25. Section Headings. Section headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

        26. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

        27. Modification and Termination. (a) In any case where any amendment, modification, cancellation or termination of any of the Security Documents requires the agreement of the Trustee, or in any case where any consent, waiver or approval under any of the Security Documents requires the consent of the Trustee, the Trustee shall agree to such amendment, modification, cancellation or termination, or give such consent, waiver or approval, with (but only with) the prior written consent of a Requisite Percentage of All Holders.

               (b) This Agreement and the Security Interest shall terminate when all the Obligations have been fully paid and when the Noteholders have no further commitment to lend under the Revolving Credit Agreement, at which time the Trustee shall execute and deliver to the Grantor all Uniform Commercial Code termination statements and similar documents which the Grantor shall reasonably request to evidence such termination.

        28. Concerning the Trustee. The Trustee hereby enters into and accepts this Agreement upon the terms set forth in Section 11 of the Trust Agreement with the same effect and if those terms were repeated at length herein and made applicable to the Trustee in respect of any action taken or omitted to be taken by the Trustee hereunder.



              [The rest of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

                                            PLD TELEKOM INC.


                                            By      /s/ E. Clive Anderson
                                                   -----------------------------
                                            Title:   Senior Vice President


                                            THE BANK OF NEW YORK,
                                                      as Trustee

                                            By      /s/ Ming J. Shiang
                                                   -----------------------------
                                            Title:   Assistant Vice President